UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 3, 2011

Virginia Electric and Power Company
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	1-2255 (Commission File Number)	54-0418825 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 3, 2011, Virginia Electric and Power Company amended and restated its Restated Articles of Incorporation as in effect on October 28, 2003 (the “Articles”).  The amendments increased the authorized shares of common stock from 300,000 to 500,000 and amended the provisions of the Articles establishing the Flex MMP Preferred Stock by replacing the definition of Maximum Applicable Rate with the following:

"Maximum Applicable Rate" for any Subsequent Dividend Period will be the Applicable Percentage of the Reference Rate.  The "Applicable Percentage" will be determined based on the length of the Subsequent Dividend Period as follows:

Length of Subsequent Dividend Period	Applicable Percentage of Reference Rate
Less than or equal to 1,188 days (three years and 3 months)	600%
Greater than 1,188 days (three years and 3 months)	275%

The text of the foregoing amendments to the Articles is set forth on Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits:
3.1	Amendments to Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY Registrant

/s/ Mark F. Mctettrick
Mark F. McGettrick Executive Vice President and Chief Executive Officer

Date:  March 7, 2011